UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report: February 26, 2009

(Date of earliest event reported)

SILICON GRAPHICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave.

Sunnyvale, California 94085

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 524-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

On February 26, 2009, the Company took action to eliminate approximately 120 employee positions or approximately 9% of the Company’s global workforce in an ongoing effort to refine its focus, streamline its operations and reduce costs.

The Company expects to record a charge of approximately $3 million for severance and other employee termination costs in connection with the restructuring, all of which will result in future cash expenditures. The workforce reduction is expected to be substantially completed by March 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SILICON GRAPHICS, INC.

Dated: March 2, 2009	By:	/s/ Gregory S. Wood
Gregory S. Wood
Senior Vice President and Chief Financial Officer